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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 11, 2000

                             LanVision Systems, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                   0-28132               31-1455414
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(State or other jurisdiction       (Commission            (IRS Employer
      of incorporation)            File Number)        Identification No.)

               4700 Duke Drive, Suite 170, Mason , OH, 45040-9374
                    (Address of principal executive offices)

Registrant's telephone number, including area code (513) 459-5000
                                                   ----------------------------

Item 1.  Changes in Control of Registrant.

Item 2.  Acquisition or Disposition of Assets.

         In accordance with an Asset Purchase Agreement dated January 20, 2000, The Registrant sold, on February 11, 2000, its Mason, Ohio data center, to Smart Professional Photocopy Corporation for $2.9 million. The purchase price was paid $2.0 million in cash and $900 thousand in a promissory note due in installments over the next year. Additionally, under a fee for service arrangement, LanVision will provide Smart with certain outsourcing services to manage and maintain portions of the data center, while Smart will provide LanVision continued use of the e-health data center facilities. See the full text of the News Release attached as Exhibit 99


Item 3.  Bankruptcy or Receivership.

Item 4.  Changes in Registrant's Certifying Accountant.

Item 5.  Other Events.

Item 6.  Resignations of Registrant's Directors.

Item 7.  Financial Statements and Exhibits.


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         Item 7(b)(1)      Not applicable

         Item 7(c)         Exhibits

Exhibit No.                Description of Exhibit

10 Asset Purchase Agreement Between LanVision, Inc. and Smart Professional Photocopy Corporation

99                         News Release of LanVision Systems, Inc.
                           Dated February 15, 2000

Item 8.  Change in Fiscal Year



                                   Signatures


Pursuant to the requirements of the Securities Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                LanVision Systems, Inc.

Date: February 11, 2000                         By: /s/ J. Brian Patsy
                                                    J. Brian Patsy
                                                    Chief Executive Officer


                                INDEX TO EXHIBITS

Exhibit No.         Description of Exhibit

10 Asset Purchase Agreement Between LanVision, Inc. and Smart Professional Photocopy Corporation

99                  News Release of LanVision Systems, Inc.
                    Dated February 15, 2000